UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)
(847) 240-4700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Global Brass and Copper Holdings, Inc. (the “Company”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Election of directors	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Vicki L. Avril	18,643,245	166,945	1,521	1,048,954
Donald L. Marsh	18,645,690	164,495	1,526	1,048,954
Bradford T. Ray	18,646,513	163,672	1,526	1,048,954
John H. Walker	18,480,754	329,432	1,525	1,048,954
John J. Wasz	18,551,077	259,108	1,526	1,048,954
Martin E. Welch, III	18,641,704	168,482	1,525	1,048,954
Ronald C. Whitaker	18,647,528	162,658	1,525	1,048,954

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of appointment of independent public accounting firm	19,846,772	9,143	4,750	—
Approval of the amendment and restatement of our Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan	17,606,135	1,202,508	3,068	1,048,954
Advisory approval of the Company's executive compensation	18,682,497	122,843	6,371	1,048,954

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC

By:	/s/ Robert T. Micchelli
Name: Robert T. Micchelli
Title: Chief Financial Officer
Date: May 26, 2016